Exhibit 3-16

                 NEW YORK STATE ELECTRIC & GAS CORPORATION


          I, Daniel W. Farley, Vice President and Secretary of New York State Electric & Gas Corporation, do hereby certify that:
          On March 20, 1957, more than a majority of the votes entitled to be cast by the holders of the outstanding shares of Serial Preferred Stock consented to the following:

               "To the issuance or assumption by the Corporation, at any time or from time to time, of unsecured notes, debentures, or other securities representing unsecured indebtedness, not exceeding $10,000,000 in aggregate principal amount at any time outstanding (herein called "additional securities"), in addition to such securities representing unsecured indebtedness as are outstanding pursuant to prior consents and as are permitted to be issued or assumed without consent by the provisions of
          Article 9(I)B(3) of said Certificate of Incorporation, which additional securities shall be excluded for all purposes from the provisions of said Article 9(I)B; provided, however, that this consent shall terminate and be of no further force or effect upon the authorization, execution and filing with the Department of State of the State of New York, pursuant to the provisions of Article 4 of the Stock Corporation Law, of an amendment to said Certificate of Incorporation (1) increasing the percentage of unsecured indebtedness contained in said
          Article 9(I)B(3) from 10% to 15%, and (2) excluding for all purposes from the provisions of said Article 9(I)B securities representing unsecured indebtedness issued or assumed by the Corporation for the refunding of outstanding securities representing secured indebtedness, with the proviso that no securities representing secured indebtedness may be issued with respect to such refunded secured indebtedness unless the securities representing unsecured indebtedness (or any renewal, replacement or refunding thereof) theretofore issued to refund such secured indebtedness have been discharged or provision made for the discharge thereof."

          IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of May, 1999.
                                    /s/  Daniel Farley
                                   Daniel W. Farley
                                   Vice President and Secretary
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                NEW YORK STATE ELECTRIC & GAS CORPORATION



          I, Daniel W. Farley, Vice President and Secretary of New York State Electric & Gas Corporation, do hereby certify that:
          On May 9, 1975, more than a majority of the votes entitled to be cast by the holders of the outstanding shares of Serial Preferred Stock consented to the following:

               "RESOLVED, that pursuant to the provisions of
          Article 5(I)B of the Certificate of Incorporation, as amended, the holders of the Serial Preferred Stock of the Corporation hereby consent to exclude the aggregate principal amount of any and all unsecured notes, debentures or other securities representing unsecured indebtedness that the Corporation may issue or assume to evidence its obligations to public corporations or governmental bodies, authorities or similar instrumentalities that issue tax-exempt securities for the purpose of financing, directly or indirectly, the cost of facilities used or to be used by the Corporation or in connection with the Corporation's business or operations which are designed to eliminate, mitigate, or prevent air or water pollution or radiation emissions or otherwise to prevent or ameliorate potentially adverse side effects of the Corporation's business or operations on the environment or public health, from the computation of the total principal amount of unsecured indebtedness which the Corporation may have outstanding under Article 5(I)B(3) of its Certificate of Incorporation."

          IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of May, 1999.
                                    /s/   Daniel Farley
                                   Daniel W. Farley
                                   Vice President and Secretary

                 NEW YORK STATE ELECTRIC & GAS CORPORATION


          I, Daniel W. Farley, Vice President and Secretary of New York State Electric & Gas Corporation, do hereby certify that:
          On April 1, 1999, more than a majority of the votes entitled to be cast by the holders of the outstanding shares of Serial Preferred Stock consented to the following:

               "To the issuance by the Company of up to $1.2 billion of unsecured indebtedness in excess of unsecured indebtedness presently authorized, permitted or previously consented to under the Company's Restated
          Certificate of Incorporation, as amended."

          IN WITNESS WHEREOF, I have set my hand this 10th day of
May, 1999.
                                    /s/  Daniel Farley
                                   Daniel W. Farley
                                   Vice President and Secretary